UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2005
                                                (January 14, 2005)

                          Newcastle Investment Corp.
          --------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

   Maryland                        001-31458                  81-0559116
   --------                        ---------                  ----------
(State or other             (Commission File Number)         (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


          1251 Avenue of the Americas, 16th Floor, New York,   NY 10020
          --------------------------------------------------   ---------
              (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code   (212) 798-6100

                                Not Applicable
          ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
             OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
             OF A REGISTRANT.

         On January 14, 2005, Newcastle Investment Corp., through a wholly owned subsidiary, closed on two one-year, limited recourse financings of its purchase of a manufactured housing loan portfolio. For financing purposes, the portfolio was divided into two separate portfolios, each financed by a different lender. The amount of financing initially provided by each co-lender is approximately $116.5 million, or an aggregate of $233.0 million and is subject to adjustment based on the market value (determined in good faith by the respective co-lender) and performance of the related portfolio. The terms of each financing provide for an upfront fee equal to 0.25% of the gross proceeds and interest to be paid monthly at a rate equal to LIBOR plus 1.25%. Additionally, any removal of collateral will be subject to an exit fee of 0.30%, unless such collateral is permanently financed with the respective co-lender.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Newcastle Investment Corp.
                                      --------------------------
                                      (Registrant)


Date:  January 21, 2005               By:  /s/ Randal A. Nardone
                                      --------------------------
                                           Name:  Randal A. Nardone
                                           Title: Secretary